FOR IMMEDIATE RELEASE

For media inquiries, please contact:
Alison Kain
Director of Marketing
Zoo Games, Inc.
akain@zoogamesinc.com

ZOO PUBLISHING, INC. LICENSES THE RIGHTS TO PUBLISH AND
DISTRIBUTE EMPIRE INTERACTIVE CATALOG

Deal With New World IP, LLC Sets Up Worldwide Publishing and
Distribution Rights for Zoo

New York, NY (May 7, 2009)—Zoo Publishing, Inc., a wholly owned subsidiary of Zoo Games, Inc., announced today a deal with New World IP, LLC to license, publish, and distribute the catalog of video game software previously published and developed by Empire Interactive Europe Limited (“Empire”).  This agreement allows Zoo Publishing the ability to re-release previous Empire titles, to port previously released games to new platforms, and to create new gaming content from existing Empire intellectual property.

Founded in 1987 in the UK, Empire was a developer and publisher of video games across a number of platforms including Nintendo DS™, Wii™, XBOX 360, PlayStation®2 computer entertainment system, PSP® (PlayStation®Portable), and PC titles in the UK, Europe and United States.  The company developed many titles including Pipe Mania, Big Mutha Truckers, Flatout Ultimate Carnage, and Flatout Head On which won the PSP Office Guidebook Gold Award last year.

“I am incredibly excited about the prospects of remaking some of the Empire IP, bringing others online, and generating revenue from the current titles,” says Mark Seremet, CEO of Zoo Games, Inc.  “Empire distributed my first company's software in the EU back in the 1980s and while I'm sad to see this economic environment take its toll on Empire, I'm grateful for the opportunity to partner with New World IP to continue the company's franchises.”

Earlier this week, KPMG Restructuring was appointed as Administrators of Empire.  Empire, a London-based publisher, ceased trading after the appointment, and several staff members have be retained to assist KPMG with the wind down of business.  Empire's intellectual property rights have been sold to New World IP, LLC, which is based in the US. New World IP, LLC has licensed the intellectual property rights, on an exclusive basis, to Zoo Publishing, Inc.

Check out zoogamesinc.com in upcoming months for more information on these games!

About Zoo Publishing, Inc.

Zoo Publishing, Inc. is a wholly owned subsidiary of Zoo Games, Inc.  Run by industry veterans, the company is focused on licensing, developing, and publishing a wide variety of casual and family-friendly video games for Wii™, Nintendo DS™, Playstation®2 system, PSP (PlayStation®Portable) system, and PC through their wholly owned subsidiary, Zoo Publishing, Inc.  Product highlights include Order Up! and Deal or No Deal for Wii™, and multi-platform releases of titles for M&M’S, Chrysler, and Jeep.  Zoo Games, Inc. is headquartered in New York, NY and Zoo Publishing, Inc. is based in Cincinnati, OH.  Zoo Games, Inc. is a wholly owned subsidiary of Zoo Entertainment, Inc.  More information on Zoo products can be found at zoogamesinc.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Zoo Games is engaged; demand for the products and services that Zoo Games provides, as well as other relevant risks detailed in Zoo Entertainment, Inc.'s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Zoo Entertainment, Inc. assumes no obligation to update the information contained in this press release.